Exhibit 4.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made this 17th day of September, 2010, by and among Digital Realty Trust, Inc., a Maryland corporation (the “Company”), Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), and Wells Fargo Securities, LLC, a Delaware limited liability company (the “Holder”).

R E C I T A L S

A. The Holder holds $900,000 in aggregate principal amount of the Operating Partnership’s 4.125% Exchangeable Senior Debentures due 2026 (the “Notes”).

B. The Holder desires to sell to the Operating Partnership and the Operating Partnership desires to purchase from the Holder $900,000 in aggregate principal amount of the Notes (the “Repurchased Notes”) in exchange for (i) 28,496 restricted shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, (ii) an incentive fee payable in cash equal to $5,918.67 and (iii) accrued and unpaid interest on the Repurchased Notes to but excluding the Closing Date (as hereinafter defined) equal to $3,196.88 ((ii) and (iii) together, the “Cash Consideration”), upon the terms and subject to the conditions hereinafter set forth (the “Exchange”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements and obligations contained herein, the parties agree as follows:

1. Purchase and Sale of the Repurchased Notes.

1.1 General. On the terms and subject to the conditions set forth in this Agreement and upon the representations and warranties made herein by each of the parties to the other, on the Closing Date (i) the Holder shall convey, assign, transfer and deliver to the Operating Partnership, and the Operating Partnership shall purchase and acquire from the Holder, the Repurchased Notes, and (ii) in exchange, the Operating Partnership shall deliver to the Holder the Shares and the Cash Consideration.

1.2 Closing. The closing of the transaction contemplated hereby (the “Closing”) shall take place at 7:00 a.m., Pacific time, on September 17, 2010, at the offices of Latham & Watkins LLP, 505 Montgomery Street, Suite 2000, San Francisco, California 94111, or at such other time and place as mutually agreed upon by the parties. The date and time of the closing are referred to herein as the “Closing Date”.

1.3 Closing Deliverables.

(a) At the Closing, the Holder shall deliver or cause to be delivered to the account of the Operating Partnership the Repurchased Notes, registered in the name of the Holder or for which the Holder is the beneficial owner.

(b) At the Closing, the Operating Partnership shall deliver the Shares to the Holder to the account set forth on Schedule A hereto.

(c) At the Closing, the Operating Partnership shall deliver the Cash Consideration to the Holder by wire transfer in immediately available funds to the Holder pursuant to the wire transfer instructions set forth on Schedule A hereto.

2. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company, as of the Closing Date, as follows:

2.1 Existence and Authority Relative to Agreement. The Holder is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Holder has all necessary power and authority to execute and deliver this Agreement and each other agreement, document or instrument to be executed in connection herewith and to perform the obligations to be performed by it hereunder and thereunder. The execution, delivery and performance of this Agreement by the Holder and the sale of the Repurchased Notes by the Holder pursuant hereto have been duly authorized by all necessary action. This Agreement and each other instrument or document to be executed in connection herewith have been duly and validly executed and delivered by a duly authorized officer of the Holder. This Agreement and each other instrument or document to be executed in connection herewith shall, upon the execution and delivery thereof by the Holder, constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

2.2 No Conflicts. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by the Holder with any provisions hereof, will (i) violate (with or without the giving of notice or the lapse of time or both), or conflict with, or result in any violation of or default under, any indenture, mortgage, deed of trust, loan agreement, joint venture agreement, partnership agreement, limited liability company agreement or any other agreement or instrument to which the Holder is a party or by which the Holder is bound or to which any of the property or assets of the Holder is subject, except for such conflicts, breaches or violations which would not, singly or in the aggregate, result in a material adverse effect on the consolidated financial position, results of operations or business of the Holder, (ii) result in any violation of the provisions of the charter, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the Holder, as the case may be, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Holder, except where such noncompliance or violation of any such statute, order, rule or regulation would not, singly or in the aggregate, result in a material adverse effect on the consolidated financial position, results of operations or business of the Holder.

2.3 No Consents Required. No application, notice, order, registration, qualification, waiver, consent, approval or other action (collectively, “Consent”) is required to be filed, given, obtained or taken by the Holder by virtue of the execution, delivery and performance of this

Agreement or the consummation of the transactions contemplated hereby, which has not already been obtained.

2.4 Title to Interests. The Holder is the record or beneficial owner of the Repurchased Notes, and the sale of the Repurchased Notes to the Operating Partnership hereunder will transfer title to the Repurchased Notes free and clear of all liens, claims, charges or encumbrances whatsoever.

2.5 Brokers and Finders. The Holder has not employed any broker or finder who will seek compensation from the Company or the Operating Partnership, and the Holder has not otherwise entered into any arrangement regarding the payment of any brokerage fees, commissions or finder’s fees in connection with the sale of the Repurchased Notes that will result in any liability on the part of the Company or the Operating Partnership.

2.6 Non-Foreign Status. The Holder is not a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

2.7 Ownership Limit. The issuance of the Shares to the Holder, together with any other shares of Common Stock of the Company held by the Holder, shall not cause the Holder, and, to the Holder’s knowledge, any other affiliated Person (as defined in the Company’s Articles of Amendment and Restatement (the “Articles”), to own shares of capital stock of the Company in violation of the Company’s ownership limits as set forth in Section 6.2.1 of Article VI of the Company’s Articles. The Holder acknowledges that the issuance of the Shares pursuant to this Agreement is subject to the provisions and remedies in the Company’s Articles, to the extent the issuance violates the restrictions on ownership and transfer set forth in the Articles, and the application of any such remedies shall not be a breach of this Agreement by the Company.

2.8 Investor Questionnaire. The representations contained in the Investor Questionnaire set forth as Exhibit A attached hereto are true and correct.

2.9 No General Solicitation. Neither the Holder nor any of its advisors is aware of or has engaged in or will engage in any form of general solicitation or advertising in connection with the acquisition of the Repurchased Notes by the Holder or the resale of the Shares by the Holder (other than pursuant to the prospectus supplement to the Shelf Registration Statement contemplated by Section 5.1 hereof), including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; and (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

2.10 No Agreements to Sell. The Holder has no contract, understanding, agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity or any other person or entity, with respect to any or all of the Shares it will receive in accordance with the provisions hereof.

2.11 ERISA. No part of the Repurchased Notes to be used by the Holder to purchase the Shares constitutes “plan assets”, as defined in Department of Labor Regulation Section

2510.3-101 (29 C.F.R. 2510.3-101), of any “employee benefit plan,” subject to Title I of ERISA or an individual retirement account or plan which is subject to Section 4975 of the Code (collectively, a “Benefit Plan”) or of any account or entity whose underlying assets constitute “plan assets” of a Benefit Plan by reason of the Benefit Plan’s investment in the account or entity. The Holder is not an employee benefit plan subject to ERISA or Section 4975 of the Code.

2.12 Advisors. The Holder is relying upon the advice of its own personal, legal and tax advisors with respect to the legal, tax and other aspects of the sale of the Repurchased Notes and an investment in the Company.

2.13 Qualified Institutional Buyer. The Holder is a “qualified institutional buyer” within the meaning of Rule 144A(a)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

2.14 Determination of Price. In connection with the purchase of the Repurchased Notes by the Operating Partnership and the purchase of the Shares by the Holder, the Holder has independently determined an acceptable price for the Repurchased Notes and the Shares, and such price is based upon such independent determination.

3. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership hereby represent and warrant to the Holder as of the Closing Date, as follows:

3.1 Existence and Authority Relative to Agreement. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, and the Operating Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Maryland. The Company and the Operating Partnership have all necessary corporate power and authority and limited partnership power and authority, respectively, to execute and deliver this Agreement and each other agreement, document or instrument to be executed in connection herewith and to perform the obligations to be performed by the Company and the Operating Partnership, respectively, hereunder and thereunder. The execution, delivery and performance of this Agreement by the Company and the Operating Partnership have been duly authorized by all necessary corporate and limited partnership action, respectively. This Agreement and each other instrument or document to be executed in connection herewith have been duly and validly executed and delivered by a duly authorized officer of the Company, on the Company’s behalf and, as the sole general partner of the Operating Partnership, on the behalf of the Operating Partnership. This Agreement and each other instrument or document to be executed in connection herewith shall, upon the execution and delivery thereof by the Company and the Operating Partnership, constitute the legal, valid and binding obligations of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

3.2 No Conflicts. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by the Company and the Operating Partnership with any provisions hereof, will (i) violate (with or without the giving of notice or the lapse of time or both), or conflict with, or result in any violation of or default under, any indenture, mortgage, deed of trust, loan agreement, joint venture agreement, partnership agreement, limited liability company agreement or any other agreement or instrument to which the Company or the Operating Partnership is a party or by which the Company or the Operating Partnership is bound or to which any of the property or assets of the Company or the Operating Partnership is subject, except for such conflicts, breaches or violations which would not, singly or in the aggregate, result in a material adverse effect on the consolidated financial position, results of operations or business of the Company, the Operating Partnership and their subsidiaries taken as a whole (a “Material Adverse Effect”), (ii) result in any violation of the provisions of the charter, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the Company, the Operating Partnership or any Subsidiary (as defined below), as the case may be, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, except where such noncompliance or violation of any such statute, order, rule or regulation would not, singly or in the aggregate, have a Material Adverse Effect. “Subsidiary” means each of the subsidiaries of the Company and the Operating Partnership which is a “significant subsidiary” as defined in Rule 405 of Regulation C under the Act.

3.3 No Consents Required. Except for (i) the filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement and a current report on form 8-K and payment of the fees as contemplated by Section 5.2 hereof and (ii) receipt of official notice that the Shares have been listed for trading on the New York Stock Exchange, no Consent is required to be filed, given, obtained or taken by the Company or the Operating Partnership by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, which has not already been obtained.

3.4 Brokers and Finders. Neither the Company nor the Operating Partnership have employed any broker or finder who will seek compensation from the Holder and neither the Company nor the Operating Partnership have otherwise entered into any arrangement regarding the payment of any brokerage fees, commissions or finder’s fees in connection with the sale of the Repurchased Notes that will result in any liability on the part of the Holder.

3.5 Shares. The issuance and sale of the Shares to the Holder pursuant to this Agreement have been duly authorized by the Company. When the Shares are duly paid for and delivered as provided herein, the Shares will be validly issued, fully paid and nonassessable. The issuance of the Shares is not subject to preemptive or similar rights. The Operating Partnership is the beneficial owner of the Shares, and the sale of the Shares to the Holder hereunder will transfer title to the Shares free and clear of all liens, claims, charges or encumbrances whatsoever.

3.6 WKSI Status. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the

Securities Act, and (iii) as of the date hereof, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

3.7 Registration Statement. The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File Number 333-158958), on Form S-3, including a related base prospectus, for registration under the Securities Act of the offering and sale of certain securities. Such registration statement, including the exhibits thereto and the documents, if any, incorporated by reference therein, as amended (or deemed to have been amended pursuant to Rules 430A, 430B or 430C under the Securities Act) from time to time, is hereinafter referred to as the “Shelf Registration Statement.” Such Shelf Registration Statement, including any amendments thereto filed prior to the date of this Agreement or prior to any such time this representation is repeated or deemed to be made, became effective upon filing and no stop order suspending the effectiveness of the Shelf Registration Statement or any part thereof has been issued or is in effect and no proceeding for that purpose has been initiated or threatened by the Commission or by the state securities authority of any jurisdiction, and no notice of objection of the Commission to the use of the Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The Shelf Registration Statement complies in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the respective rules thereunder and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company and the Operating Partnership make no representations or warranties as to the information contained in or omitted from the Shelf Registration Statement or any related prospectus supplement in reliance upon and in conformity with information furnished in writing to the Company or the Operating Partnership by the Holder specifically for inclusion in the Shelf Registration Statement or any related prospectus supplement.

3.8 No General Solicitation. The Company is not aware of nor has it engaged in nor will it engage in any form of general solicitation or advertising in connection with sale of the Shares to the Holder, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; and (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

3.9 Investment Company Act. Neither the Company nor the Operating Partnership is nor, after giving effect to the issuance of the Shares, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

3.10 Listing on the New York Stock Exchange. The Shares shall have been listed and admitted and authorized for trading on the New York Stock Exchange, subject to official notice of issuance.

4. Covenants.

4.1 Withholding. At the Closing, the Holder shall deliver to the Operating Partnership a properly executed certificate prepared in accordance with Treasury regulations section 1.1445-2(b) certifying the Holder’s non-foreign status and a properly executed Internal Revenue Service Form W-9. The Holder will promptly inform the Operating Partnership if the information in any of such forms becomes untrue. The Operating Partnership shall be entitled to withhold taxes to the extent required by applicable law from any payment made to the Holder pursuant to this Agreement.

4.2 Transfer Taxes. All stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the issuance of the Shares will have been fully paid or provided for by the Company or the Operating Partnership.

5. Registration Rights.

5.1 Shelf Registration. The Company shall prepare and file with the Commission as soon as practicable after the Closing Date, and in no event later than two weeks after the Closing Date, a prospectus supplement to the Shelf Registration Statement for an offering of the Shares to be made on a continuous or delayed basis by the Holder pursuant to Rule 415 under the Securities Act. The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective (subject to Section 5.3 hereof) until the earliest of (A) such time as all of the Shares have been sold pursuant to the Shelf Registration Statement or Rule 144 and (B) the date on which the Shares may be sold by non-affiliates without volume restrictions in accordance with Rule 144. As a condition to the filing of the prospectus supplement to the Shelf Registration Statement pursuant to this Section 5.1, the Holder agrees to deliver to the Company a completed Notice and Questionnaire in the form attached as Exhibit B hereto and such other information as the Company may reasonably request in writing, if any, at least two business days prior to the anticipated filing date of the prospectus supplement, and thereafter shall notify the Company as promptly as practicable of any inaccuracies or changes to such information previously provided that occur subsequent to the filing of the prospectus supplement and prior to the sale of the Shares thereunder.

5.2 Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with the registration hereunder: (i) all registration and filing fees, (ii) printing expenses, (iii) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (iv) the fees and expenses incurred in connection with the listing of the Shares on each securities exchange on which similar securities issued by the Company are then listed, (v) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company and (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Shares, or any out-of-pocket expenses of the Holder (or the agents who manage its accounts) or any transfer taxes relating to the registration or sale of the Shares.

5.3 Holdback Agreements.

(a) If the Company determines in its good faith judgment that the filing of the Shelf Registration Statement or a prospectus supplement thereunder or the use of any related prospectus or prospectus supplement would require the disclosure of non-public material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company’s ability to consummate a material action, and that the Company is not otherwise required by applicable securities laws or regulations to disclose at such time, upon written notice of such determination by the Company, the rights of the Holder to offer, sell or distribute any Shares pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Shares pursuant to the Shelf Registration Statement shall be suspended until the date upon which the Company notifies the Holder in writing that suspension of such rights for the grounds set forth in this Section 5.3(a) is no longer necessary. The Company agrees to give such notice as promptly as practicable following the date that such suspension of rights is no longer necessary.

(b) If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X, upon written notice thereof by the Company to the Holder, the rights of the Holder to offer, sell or distribute any Shares pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Shares pursuant to the Shelf Registration Statement shall be suspended until the date on which the Company has filed such reports or obtained and filed the financial information required by Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in the Shelf Registration Statement, and the Company shall notify the Holder as promptly as practicable when such suspension is no longer required.

5.4 Underwriting Agreement. The Company will not be required to enter into an underwriting or other similar agreement with respect to the disposition of the Shares.

5.5 Prospectus Delivery. The Holder agrees that unless the Shares are eligible for resale pursuant to all the conditions of Rule 144 under the Securities Act without volume or manner of sale limitations, it will resell the Shares only pursuant to the Shelf Registration Statement (subject to Section 5.3 hereof), in a manner described under the caption “Plan of Distribution” in the prospectus supplement under the Shelf Registration Statement with respect to the Shares, and in a manner in compliance with all applicable securities laws, including, without limitation, any applicable prospectus delivery requirements of the Securities Act (or in compliance with Rule 172 thereunder) and the insider trading restrictions of the Exchange Act.

6. General.

6.1 Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, delivered by nationally recognized overnight courier with proof of delivery thereof, sent by United States registered or certified mail (postage prepaid, return receipt requested) addressed as hereinafter provided or via telephonic facsimile transmission with proof of delivery in the form of a telecopier’s transmission confirmation report. Notice shall be sent and deemed given when (a) if personally delivered or via nationally recognized overnight courier, then upon receipt by the receiving party, or (b) if mailed, then three (3) days after being postmarked, or (c) if sent via telephonic facsimile transmission, then at the time set forth in the telecopier’s transmission confirmation report.

Any party listed below may change its address hereunder by notice to the other party listed below. Until further notice, notice and other communications hereunder shall be addressed to the parties listed below as follows:

If to the Holder:

Wells Fargo Securities, LLC

375 Park Avenue, 4th Floor

New York, NY 10152

Attention: Legal Department

Facsimile: (212) 214-8918

If to the Company or the Operating Partnership:

Digital Realty Trust, Inc.

560 Mission Street, Suite 2900

San Francisco, California 94105

Attention: Joshua A. Mills, General Counsel

Facsimile: (415) 738-6521

E-mail: jmills@digitalrealtytrust.com

With a copy to:

Keith Benson, Esq.

Julian T.H. Kleindorfer, Esq.

Latham & Watkins LLP

505 Montgomery Street, 20th Floor

San Francisco, California 94111

Facsimile: (415) 395-8095

E-mail: keith.benson@lw.com

or to such other address as any party hereto shall have designated by notice in writing to the other party.

6.2 Further Assurances. Each party hereto shall at any time, and from time to time, both before and after the date of this Agreement, upon request of the other party hereto, execute, acknowledge and deliver all such further assignments, transfers, conveyances or other documents or instruments, and take all such further action, as may be requested by the other party to carry out the intent of this Agreement; provided that no party shall be obligated to provide any information, the disclosure of which either is prohibited by applicable law or contract.

6.3 Expenses. Subject to the provisions of Section 5.2 hereof, the parties hereto shall each pay their respective fees and expenses, including but not limited to attorneys’ fees, incident to the negotiations, preparation and execution of this Agreement and the consummation of the transactions provided for herein.

6.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement and duly executed by the party to be bound thereby. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby.

6.5 Assignability. Neither this Agreement nor any of the rights or obligations hereunder may be assigned without the prior written consent of the parties hereto and any attempt to do so shall be of no force or effect.

6.6 Captions. The captions of the various sections and articles contained in this Agreement are for reference purposes only and shall not be deemed in any manner to affect the meaning or interpretation of any of the provisions of this Agreement.

6.7 Severability. If any provision of this Agreement or in any document referred to herein shall be determined to be illegal, void or unenforceable, all other provisions of this Agreement or in any other document referred to herein shall not be affected and shall remain in full force and effect.

6.8 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

6.10 Survival. The warranties, representations, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WELLS FARGO SECURITIES, LLC,
a Delaware limited liability company

By:	/s/ D.J. Langis
Name: D.J. Langis
Title: Managing Director

DIGITAL REALTY TRUST, INC.,
a Maryland corporation

By:	/s/ Joshua A. Mills
Name: Joshua A. Mills
Title: General Counsel and Assistant Secretary

DIGITAL REALTY TRUST, L.P.,
a Maryland limited partnership

By: DIGITAL REALTY TRUST, INC.,
its general partner

By:	/s/ Joshua A. Mills
Name: Joshua A. Mills
Title: General Counsel and Assistant Secretary

[Signature Page to Exchange Agreement]

Schedule A

Holder Wire Transfer Instructions and Share Delivery Instructions

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Exhibit A

INVESTOR QUESTIONNAIRE

Capitalized terms not defined herein shall have such meaning as set forth in the Exchange Agreement by and among Wells Fargo Securities, LLC (the “Holder”), Digital Realty Trust, Inc. (the “Company”) and Digital Realty Trust, L.P. (the “Operating Partnership”), of even date herewith (the “Agreement”).

ALL QUESTIONS IN THE APPROPRIATE SECTION MUST BE ANSWERED.

SECTION I.

1.	Name and Nature (e.g., limited partnership, corporation, trust, limited liability company) of the Holder:

2.	Jurisdiction of Organization:

3.	Taxpayer Identification No.:

SECTION II. REPRESENTATIONS AND WARRANTIES

The Holder hereby warrants and represents to the Company and the Operating Partnership, that each of the following statements is true and correct as of the date hereof and shall be true and correct as of the Closing Date:

A. The Holder is acquiring the Shares solely for its own account, as principal and not as a nominee or agent for any other person, for investment and not with a view toward resale or distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”). The Holder agrees and acknowledges that the issuance of the Shares to it will not be registered with the Securities and Exchange Commission under the Securities Act, based upon an exemption from the registration requirements of the Securities Act and it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, “Transfer”) any of the Shares unless such Transfer complies with the Agreement and either (i) the Transfer is pursuant to an effective registration statement under the Securities Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) if requested by the Company, counsel for the Holder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and qualification or other compliance under applicable blue sky or state securities laws.

B. The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

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C. The Holder understands that the Shares have not been registered under the Securities Act or the securities laws of any state and, as a result thereof, are subject to substantial restrictions on transfer.

D. Neither the Company nor the Operating Partnership solicited the Holder with respect to the acquisition of the Repurchased Notes. The terms of the Exchange were individually negotiated between the Company and the Operating Partnership, on the one hand, and the Holder, on the other.

E. The Holder hereby represents that it has no intention to dissolve and that it presently engages in activities other than those related to, and holds assets other than, the Repurchased Notes and the Shares.

F. The Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares.

G. The Holder has the ability to bear the economic risks of the Shares and is able to afford the complete loss of such investment.

H. The Holder has had an opportunity to ask questions regarding the Repurchased Notes, the Shares and the business of the Company and the Operating Partnership, and has acquired sufficient information about the Company and the Operating Partnership to reach an informed decision to sell the Repurchased Notes to the Operating Partnership and acquire the Shares.

I. The Holder acknowledges that the Shares are subject to certain limitations on ownership, transfer or redemption set forth in the Company’s charter.

J. There has been made available to the Holder and its advisors the opportunity to ask questions of, and receive answers from the Company concerning the terms and conditions of the investment in the Shares, and to obtain the documents publicly filed with the Securities and Exchange Commission by the Company and any additional information, to the extent that the Company possesses such information, or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information given to it, or to otherwise make an informed investment decision, and that the Holder has had an opportunity to consult with counsel and other advisers about the investment in the Shares, and that all material documents, records and books pertaining to such investment have, on request, been made available to the Holder and its advisors.

K. The Shares shall bear a legend substantially to the effect of the following:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED

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HEREBY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY OF THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

L. The Holder has relied solely on its own investigations in making a decision to sell the Repurchased Notes and purchase the Shares, and has received no representation or warranty from the Company or the Operating Partnership, or any of their affiliates, employees or agents, other than those set forth in the Agreement.

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IN WITNESS WHEREOF, the undersigned has executed this Investor Questionnaire this      day of September, 2010, and declares that it is truthful and correct.

WELLS FARGO SECURITIES, LLC

Authorized Signatory

PRINT Name and Title of Person
Signing

Address:

Exhibit B

SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial owner (the “Selling Securityholder”) of common stock par value $0.01 (the “Registrable Securities”) of Digital Realty Trust, Inc. (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission a registration statement (the “Shelf Registration Statement”) or a prospectus supplement under an existing Shelf Registration Statement for the registration of the resale under Rule 415 of the Securities Act of 1933, as amended, of the Registrable Securities in accordance with the terms of the Exchange Agreement, dated September 17, 2010 (the “Exchange Agreement”), among the Company, Digital Realty Trust, L.P. and the Selling Securityholder. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Exchange Agreement.

Notice

The Selling Securityholder hereby gives notice to Digital Realty Trust, Inc. of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3(b) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire.

The undersigned hereby provides the following information to Digital Realty Trust, Inc. and represents and warrants that such information is accurate and complete:

Questionnaire

1.	(a) Full Legal Name of Selling Securityholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item (3) below are held:

(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Email address:

Contact Person:

3.	Beneficial Ownership of Registrable Securities:

Except as set forth below in this Item (3), the undersigned Selling Securityholder does not beneficially own any Registrable Securities.

(a)	Number of shares of Registrable Securities beneficially owned:

(b)	Number of shares of the Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:

4.	Beneficial Ownership of other Digital Realty Trust, Inc. securities owned by the Selling Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of Digital Realty Trust, Inc. other than the Registrable Securities listed above in Item (3).

(a)	Type and amount of other securities beneficially owned by the Selling Securityholder:

(b)	CUSIP No(s). of such other securities beneficially owned:

5.	Relationship with Digital Realty Trust, Inc.:

(a)	Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the Selling Securityholder) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

☐	Yes.
☐	No.

(b)	If so, please state the nature and duration of your relationship with the Company:

6.	(a) Broker-Dealer Status

Is the Selling Securityholder a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐	Yes.
☐	No.

Note that we may be required to state that any registered broker-dealer may be an underwriter in the prospectus.

If so, please answer the remaining questions in this section.

If the Selling Securityholder is a registered broker-dealer, please indicate whether the Selling Securityholder purchased its Registrable Securities for investment or acquired them as transaction-based compensation for investment banking or similar services.

If the Selling Securityholder is a registered broker-dealer and received its Registrable Securities other than as transaction-based compensation, the Company may be required to state that you may be an underwriter in the Shelf Registration Statement and related Prospectus.

(b)	Affiliation with Broker-Dealers:

Is the Selling Securityholder an affiliate of a registered broker-dealer? For purposes of this Item 5(b), an “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

☐	Yes.
☐	No.

If so, please answer the remaining questions in this section.

(i)	Please describe the affiliation between the Selling Securityholder and any registered broker-dealers:

(ii)	If the Registrable Securities were purchased by the Selling Securityholder other than in the ordinary course of business, please describe the circumstances:

(iii)	If the Selling Securityholder, at the time of its purchase of Registrable Securities, has had any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities, please describe such agreements or understandings:

Note that if the Selling Securityholder is an affiliate of a broker-dealer and did not purchase its securities in the ordinary course of business or at the time of the purchase had any agreements or understandings, directly or indirectly, to distribute the securities, we may be required to state that the Selling Securityholder may be an underwriter in the prospectus.

7.	Nature of Beneficial Holding. The purpose of this question is to identify the ultimate natural person(s) or publicly held entity that exercise(s) sole or shared voting or dispositive power over the Registrable Securities.

(a)	Is the Selling Securityholder a natural person?

☐	Yes.
☐	No.

(b)	Is the Selling Securityholder required to file, or is it a wholly owned subsidiary of a company that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q, 8-K) with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act?

☐	Yes.
☐	No.

(c)	State whether the Selling Securityholder is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended:

☐	Yes.
☐	No.

If a subsidiary, please identify the publicly held parent entity:

(d)	If you answered “No” to questions (a), (b) and (c) above, please identify the controlling person(s) of the Selling Securityholder (the “Controlling Entity”). If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity. This process should be repeated until you reach natural persons or a publicly held entity that exercise sole or shared voting or dispositive power over the Registrable Securities:

*** PLEASE NOTE THAT THE SECURITIES AND EXCHANGE COMMISSION REQUIRES

THAT THESE NATURAL PERSONS BE NAMED IN THE PROSPECTUS ***

If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Notice and Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the above questions.

8.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): such Registrable Securities may be sold from time to time directly by the undersigned or alternatively through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. The Selling Securityholder may pledge or grant a security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time pursuant to the prospectus. The Selling Securityholder also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the Selling Securityholder for purposes of the prospectus.

State any exceptions here:

Note:	In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of Digital Realty Trust, Inc.

The Company hereby advises the Selling Securityholder of the following Compliance and Disclosure Interpretation of the Staff of the Division of Corporation Finance of the Securities and Exchange Commission available at http://www.sec.gov/divisions/corpfin/guidance/sasinterp.htm regarding short selling:

“Securities Act Sections—Section 239. Securities Act Section 5.

239.10. An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date. [Nov. 26, 2008].”

By returning this Notice and Questionnaire, the Selling Securityholder will be deemed to be aware of the foregoing interpretation.

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

In accordance with the undersigned’s obligation under the Exchange Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to provide any additional information Digital Realty Trust, Inc. may reasonably request and to promptly notify Digital Realty Trust, Inc. of any inaccuracies or changes in the information provided that may occur at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Exchange Agreement shall be made in writing by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

To the Company:

Digital Realty Trust, Inc.

560 Mission Street, Suite 2900

San Francisco, CA 94105

Attention: General Counsel

In the event any Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item 3 above after the date on which such information is provided to Digital Realty Trust, Inc., the Selling Securityholder will notify the transferee(s) at the time of transfer of its rights and obligations under this Notice and Questionnaire and the Exchange Agreement.

By signing this Notice and Questionnaire, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (8) above and the inclusion of such information in the Shelf Registration Statement, the related prospectus and any state securities or Blue Sky applications. The undersigned understands that such information will be relied upon by Digital Realty Trust, Inc. without independent investigation or inquiry in connection with the preparation or amendment of the Shelf Registration Statement, the related prospectus and any state securities or Blue Sky applications.

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by Digital Realty Trust, Inc., the terms of this Notice and Questionnaire and the representations and warranties contained herein shall be binding on, shall inure to the benefit of, and shall be enforceable by the respective successors, heirs, personal representatives and assigns of Digital Realty Trust, Inc. and the Selling Securityholder with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above. This Notice and Questionnaire shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts-of-laws provisions thereof.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its authorized agent.

Dated:

Beneficial Owner:

By:

Name:

Title:

Please return the completed and executed notice and questionnaire to:

Digital Realty Trust, Inc.

560 Mission Street, Suite 2900

San Francisco, CA 94105

Attention: General Counsel